Exhibit 10.2

LIBOR TERM NOTE
New York

Buffalo, New York May 7, 2008	$6,000,000.00

BORROWER: _Corning Natural Gas Corporation____________________________________________________
a(n) ☐ individual(s) ☐ partnership ☒ corporation ☐ trust ☐ __________organized under the laws of_New York_____
Address of residence/chief executive office: __330 West William Street, Corning, New York 14830________________

BANK:	MANUFACTURERS AND TRADERS TRUST COMPANY, New York banking corporation with its principal banking office at One M&T Plaza, Buffalo, New York 14240, Attention: Office of General Counsel

1. DEFINITIONS. As used in this Note, each capitalized term shall have the meaning specified in the Note or as it appears in initial capitalization. Additionally, the following terms shall have the indicated meanings:

a.	“Applicable Rate” shall mean either the LIBOR Rate or the Base Rate, as the case may be.
b.	“Adjustment Date”, when applicable, shall mean:
(i)	If the Interest Period duration selected below is “one day”: the first day of the applicable Interest Period (or, if such date is not a Business Day, the immediately preceding Business Day).
(ii)
If the Interest Period duration selected below is other than “one day”: two (2) Business Days before the first day of the applicable Interest Period (each of which shall have a duration as selected below; see LIBOR Rate definition).

c.	“Base Rate” shall mean one (1) percentage point above the rate of interest announced by the Bank as its prime rate of interest.
d.
“Business Day” shall mean any day of the year on which banking institutions in New York, New York are not authorized or required by law or other governmental action to close and, to the extent the LIBOR Rate is applicable, on which dealings are carried on in the London Interbank market.

e.	“Continuation Date” shall mean the last day of each Interest Period.
f.	“Interest Period” shall mean, as to the LIBOR Rate, the period commencing on the date of this Note or Continuation Date (as the case may be) and ending on the date that shall be:
(i)
If the Interest Period duration selected below is “one day”: the following day; provided, however, that if an Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day.

(ii)
If the Interest Period duration selected below is other than “one day”: the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) of the calendar month that is one (1), two (2), three (3) or six (6) months thereafter (as selected below); provided, however, that if an Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day.

g.
“LIBOR” shall mean the rate per annum (rounded upward, if necessary, to the nearest 1/16th of 1%) obtained by dividing (i) the one-day, one-month, two-month, three-month or six-month interest period London Interbank Offered Rate (as selected below), fixed by the British Bankers Association for United States dollar deposits in the London Interbank Eurodollar Market at approximately 11:00 a.m. London, England time (or as soon thereafter as practicable) as determined by the Bank from any broker, quoting service or commonly available source utilized by the Bank by (ii) a percentage equal to 100% minus the stated maximum rate of all reserves required to be maintained against “Eurocurrency Liabilities” as specified in Regulation D (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Rate loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States’ office of a bank to United States residents) on such date to any member bank of the Federal Reserve System. Notwithstanding any provision above, the practice of rounding to determine LIBOR may be discontinued at any time in the Bank’s sole discretion.

h.	“LIBOR Rate” shall mean 1.80 percentage points above LIBOR with an Interest Period duration of:
☐ one day ☒ one month ☐ two months ☐ three months ☐ six months.
(Select applicable duration for each Interest Period. If no selection is made, the one-day Interest Period duration shall apply.)
i.	“Maturity Date” is May 5, 2009.
j.
“Payment Due Date”, when applicable, shall mean the same day of the calendar month as the date of this Note (or if there is no numerically corresponding day in a month, on the last day of such month); provided, however, if that day is not a Business Day, the Payment Due Day shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Payment Due Date shall be the immediately preceding Business Day.

k.	“Principal Amount” shall mean Six Million and 00/100 Dollars ($6,000,000.00).

2. PAYMENT OF PRINCIPAL, INTEREST AND EXPENSES.

a. Promise to Pay. For value received, and intending to be legally bound, Borrower promises to pay to the order of the Bank on the dates set forth below, the Principal Amount, plus interest as agreed below and all fees and costs (including without limitation attorneys’ fees and disbursements whether for internal or outside counsel) the Bank incurs in order to collect any amount due under this Note, to negotiate or document a workout or restructuring, or to preserve its rights or realize upon any guaranty or other security for the payment of this Note (“Expenses”).

©Manufacturers and Traders Trust Company, 2005

b. Initial Applicable Rate. The initial Applicable Rate shall be the LIBOR Rate (based on the Interest Period duration selected above) in effect on the date that is:
(i)	If the Interest Period duration selected above is “one day”: the date of this Note (or, if such date is not a Business Day, the immediately preceding Business Day).
(ii)	If the Interest Period duration selected above is other than “one day”: two (2) Business Days before the date of this Note.
In either case, the initial Interest Period shall start on the date of this Note.

c. Interest. Interest shall accrue on the outstanding Principal Amount calculated on the basis of a 360-day year for the actual number of days of each year (365 or 366) at the Applicable Rate that on each day shall be:

i.
If the LIBOR Rate is the Applicable Rate. Interest shall accrue on the Principal Amount from and including the first day of the Interest Period (with the duration selected above) until, but not including, the last day of such Interest Period or the day the Principal Amount is paid in full (if sooner), at a rate per annum equal to the LIBOR Rate determined and in effect on the applicable Adjustment Date.

ii.
If the Base Rate is the Applicable Rate. Interest shall accrue on the Principal Amount from and including the first date the Base Rate is the Applicable Rate to but not including, the day such Principal Amount is paid in full or the Applicable Rate is converted to the LIBOR Rate, at the rate per annum equal to the Base Rate. Any change in the Base Rate resulting from a change in the Bank’s prime rate shall be effective on the date of such change.

d. Payment Schedule. (Check applicable box):

☒
Borrower shall pay the entire outstanding Principal Amount on the Maturity Date. In addition, until the outstanding Principal Amount is paid in full, Borrower shall pay all accrued and unpaid interest, in amounts which may vary, as follows: (i) if the LIBOR Rate is the Applicable Rate, on the last day of each Interest Period (except, however, if the Interest Period duration selected above is “one day”, in which case such interest payments shall be made on the Payment Due Date for each month, or as otherwise invoiced by the Bank), (ii) if the Base Rate is the Applicable Rate, on the Payment Due Date for each month, and (iii) at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

☐
Borrower shall pay the outstanding Principal Amount in ________________ consecutive monthly, bi-monthly, quarterly or semi-annual installments (depending on the duration of the Interest Period selected above) as follows: (i) if the Interest Period duration is “one day”, starting on the first Payment Due Date after the date of this Note and on each Payment Due Date thereafter, or (ii) if the Interest Period duration is other than “one day”, starting on the last day of the Interest Period that commences on the date of this Note and on last day of each Interest Period thereafter; in either case, consisting of _______________ equal installments of principal each in the amount of $____________________ and ONE (1) FINAL INSTALLMENT on the Maturity Date in an amount equal to the outstanding Principal Amount at that time together with all other amounts outstanding hereunder including, without limitation, accrued interest, costs and Expense (the “Final Installment”); provided, however, if the Applicable Rate is converted to the Base Rate, Borrower shall pay the outstanding Principal Amount in consecutive monthly installments commencing on the first Payment Due Date after the date of such conversion and on the same Payment Due Date thereafter until conversion back to the LIBOR Rate (at which time Borrower shall resume the monthly, bi-monthly, quarterly or semi-annual installments in the amount set forth above or as otherwise agreed to by the Bank and Borrower in writing) or the Maturity Date (at which time Borrower shall pay the Final Installment) with each such installment being equal in an amount to fully amortize the outstanding Principal Amount of the Note in full by the Maturity Date or such other date agreed to by the Bank and Borrower in writing. The determination by the Bank of the foregoing amount shall, in the absence of manifest error, be conclusive and binding upon Borrower. In addition, until the outstanding Principal Amount is paid in full, Borrower shall pay all accrued and unpaid interest, in amounts which may vary, as follows: (i) if the LIBOR Rate is the Applicable Rate, on the last day of each Interest Period (except, however, if the Interest Period duration selected above is “one day”, in which case such interest payments shall be made on the Payment Due Date for each month, or as otherwise invoiced by the Bank), (ii) if the Base Rate is the Applicable Rate, on the Payment Due Date for each month, and (iii) at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

e. Maximum Legal Rate. It is the intent of the Bank and Borrower that in no event shall interest be payable at a rate in excess of the maximum rate permitted by applicable law (the “Maximum Legal Rate”). If this Note is for a personal loan of less than $2,500,000 and is secured primarily by a one- to four-family residence, the interest rate shall not exceed 16%. Solely to the extent necessary to prevent interest under this Note from exceeding the Maximum Legal Rate, any amount that would be treated as excessive under a final judicial interpretation of applicable law shall be deemed to have been a mistake and automatically canceled, and, if received by the Bank, shall be refunded to Borrower.

f. Default Rate. If an Event of Default (defined below) occurs, the interest rate on the unpaid Principal Amount shall immediately be automatically increased to 5 percentage points per year above the higher of the LIBOR Rate or the Base Rate, and any judgment entered hereon or otherwise in connection with any suit to collect amounts due hereunder shall bear interest at such default rate.

g. Repayment of Principal and Interest; Late Charge. Payments shall be made in immediately available United States funds at any banking office of the Bank. Interest will continue to accrue until payment is actually received. If payment is not received within five days of its due date, Borrower shall pay a late charge equal to the greatest of (a) $50.00, (b) 5% of the delinquent amount or (c) the Bank’s then current late charge as announced from time to time. If this Note is secured by a one to six-family owner-occupied residence, the late charge shall equal 2% of the delinquent amount and shall be payable if payment is not received within fifteen days of its due date. Payments may be applied in any order in the sole discretion of the Bank but, prior to default, shall be applied first to past due interest, Expenses, late charges and principal, then to current interest, Expenses, late charges and principal, and last to remaining principal.

©Manufacturers and Traders Trust Company, 2005

h. Prepayment.

i.
Subject to the following, during the term of this Note, Borrower shall have the option of paying the Principal Amount to the Bank in advance of the Maturity Date, in whole or in part, at any time and from time to time upon written notice received by the Bank at least three (3) business days prior to making such payment. If (i) Borrower prepays, in whole or in part, any Principal Amount when the Applicable Rate is the LIBOR Rate before the end of the Interest Period, (ii) there occurs an Event of Default or the Applicable Rate is converted from the LIBOR Rate to the Base Rate before the end of an Interest Period pursuant to Section 3, then Borrower shall be liable for and shall pay the Bank, on demand, the higher of $250.00 or the actual amount of the liabilities, expenses, costs or funding losses that are a direct or indirect result of such prepayment (based on the entire Principal Amount pre-paid), failure to draw, early termination of the Interest Period, revocation, bankruptcy or otherwise. The determination by the Bank of the foregoing amount shall, in the absence of manifest error, be conclusive and binding upon Borrower. The provisions of this paragraph shall not be applicable if the Interest Period duration selected above is “one day”.

ii.
Upon making any prepayment of the Principal Amount in whole, Borrower shall pay to the Bank all interest and Expenses owing pursuant to the Note and remaining unpaid. Each partial prepayment of the Principal Amount shall be applied in inverse order of maturity to the principal included in the installments provided herein.

iii.
In the event the Maturity Date is accelerated following an Event of Default by Borrower, any tender of payment of the amount necessary to satisfy the entire indebtedness made after such Event of Default shall be expressly deemed a voluntary prepayment. In such a case, to the extent permitted by law, the Bank shall be entitled to the amount necessary to satisfy the entire indebtedness, plus the appropriate prepayment premium calculated in accordance with this Section 2(h).

3. CONTINUATIONS AND CONVERSIONS.

a. Expiration of Interest Period. Subject to Section 3(b), upon the expiration of the first Interest Period and each Interest Period thereafter, on the Continuation Date the LIBOR Rate will be automatically continued with an Interest Period of the same duration as the Interest Period duration initially selected above.

b. Conversion Upon Default. Unless the Bank shall otherwise consent in writing, if (i) Borrower has failed to pay when due, in whole or in part, the indebtedness under the Note (whether upon maturity, acceleration or otherwise), or (ii) there exists a condition or event which with the passage of time, the giving of notice or both shall constitute an Event of Default, the Bank, in its sole discretion, may (i) permit the LIBOR Rate to continue until the last day of the applicable Interest Period at which time such the Applicable Rate shall automatically be converted to the Base Rate or (ii) convert the LIBOR Rate to the Base Rate before the end of the applicable Interest Period. Notwithstanding the foregoing, upon the occurrence of an Event of Default in Section 5(ix), the Applicable Rate shall be automatically converted to the Base Rate without further action by the Bank and Borrower shall have no right to have the Applicable Rate converted from the Base Rate to the LIBOR Rate. Nothing herein shall be construed to be a waiver by the Bank to have the Principal Amount accrue interest at the Default Rate or the right of the Bank to the amounts set forth in Section 2(h) of this Note, if any.

4. REPRESENTATIONS, WARRANTIES AND COVENANTS. Borrower represents and warrants to and agrees and covenants with the Bank that now and until this Note is paid in full:

a. Business Purpose. The Loan proceeds shall be used only for a business purpose and not for any personal, family or household purpose.

b. Good Standing Authority. Borrower is an entity or sole proprietor (i) duly organized and existing and in good standing under the laws of the jurisdiction in which it was formed, (ii) duly qualified, in good standing and authorized to do business in every jurisdiction in which failure to be so qualified might have a material adverse effect on its business or assets and (iii) has the power and authority to own each of its assets and to use them as contemplated now or in the future.

c. Legality. The execution, issuance, delivery to the Bank and performance by Borrower of this Note (i) are in furtherance of Borrower’s purposes and within its power and authority; (ii) do not (A) violate any statute, regulation or other law or any judgment, order or award of any court, agency or other governmental authority or of any arbitrator or (B) violate Borrower’s certificate of incorporation or other governing instrument, constitute a default under any agreement binding on Borrower, or result in a lien or encumbrance on any assets of Borrower; and (iii) have been duly authorized by all necessary corporate or partnership action.

d. Compliance. The Borrower conducts its business and operations and the ownership of its assets in compliance with each applicable statute, regulation and other law, including without limitation environmental laws. All approvals, including without limitation authorizations, permits, consents, franchises, licenses, registrations, filings, declarations, reports and notices (the “Approvals”) necessary to the conduct of Borrower’s business and for Borrower’s due issuance of this Note have been duly obtained and are in full force and effect. The Borrower is in compliance with all conditions of each Approval.

e. Financial and Other Information. For each year until this Note is paid in full, Borrower shall provide to the Bank in form and number of copies and by accountants satisfactory to the Bank, within 90 days after the end of each fiscal year of the Borrower, statements of income and cash flows and the financial position and balance sheet of the Borrower as of the fiscal year end, each in reasonable detail and certified by an officer or member of Borrower to have been prepared in accordance with generally accepted accounting principles to present fairly the results of Borrower’s operations and cash flows and its financial position in conformity with such principles, and to be correct, complete and in accordance with Borrower’s records. Promptly upon the request of the Bank from time to time, Borrower shall supply all additional information requested and permit the Bank’s officers, employees, accountants, attorneys and other agents to (A) visit and inspect each of Borrower’s premises, (B) examine, audit, copy and extract from Borrower’s records and (C) discuss Borrower’s or its affiliates’ business, operations, assets, affairs or condition (financial or other) with its responsible officers and independent accountants.

©Manufacturers and Traders Trust Company, 2005

f. Accounting; Tax Returns and Payment of Claims. Borrower will maintain a system of accounting and reserves in accordance with generally accepted accounting principles, has filed and will file each tax return required of it and, except as disclosed in an attached schedule, has paid and will pay when due each tax, assessment, fee, charge, fine and penalty imposed by any taxing authority upon Borrower or any of its assets, income or franchises, as well as all amounts owed to mechanics, materialmen, landlords, suppliers and the like in the ordinary course of business.

g. Title to Assets; Insurance. Borrower has good and marketable title to each of its assets free of security interests and mortgages and other liens except as disclosed in its financial statements or on a schedule attached to this Note or pursuant to the Bank’s prior written consent. Borrower will maintain its property in good repair and will maintain and on request provide the Bank with evidence of insurance coverage satisfactory to the Bank including without limitation fire and hazard, liability, worker’s compensation and business interruption insurance and flood hazard insurance as required.

h. Judgments and Litigation. There is no pending or threatened claim, audit, investigation, action or other legal proceeding or judgment, order or award of any court, agency or other governmental authority or arbitrator (each an “Action”) which involves Borrower or its assets and might have a material adverse effect upon Borrower or threaten the validity of this Note or any related document or transaction. Borrower will immediately notify the Bank in writing upon acquiring knowledge of any such Action.

i. Notice of Change of Address and of Default. Borrower will immediately notify the Bank in writing (i) of any change in its address or of the location of any collateral securing this Note, (ii) of the occurrence of any Event of Default defined below, (iii) of any material change in Borrower’s ownership or management and (iv) of any material adverse change in Borrower’s ability to repay this Note.

j. No Transfer of Assets. Until this Note is paid in full, Borrower shall not without the prior written consent of the Bank (i) sell or otherwise dispose of substantially all of its assets, (ii) acquire substantially all of the assets of another entity, (iii) if it is a corporation, participate in any merger, consolidation or other absorption or (iv) agree to do any of these things.

5. EVENTS OF DEFAULT; ACCELERATION. The following constitute an event of default (“Event of Default”): (i) failure by Borrower to make any payment when due (whether at the stated maturity, by acceleration or otherwise) of the amounts due under this Note, or any part thereof, or there occurs any event or condition which after notice, lapse of time or both will permit such acceleration; (ii) Borrower defaults in the performance of any covenant or other provision with respect to this Note or any other agreement between Borrower and the Bank or any of its affiliates or subsidiaries (collectively, “Affiliates”); (iii) Borrower fails to pay when due (whether at the stated maturity, by acceleration or otherwise) any indebtedness for borrowed money owing to the Bank (other than under this Note), any third party or any Affiliate, the occurrence of any event which could result in acceleration of payment of any such indebtedness or the failure to perform any agreement with any third party; (iv) the reorganization, merger, consolidation or dissolution of Borrower (or the making of any agreement therefor); the sale, assignment, transfer or delivery of all or substantially all of the assets of Borrower to a third party; or the cessation by Borrower as a going business concern; (v) the death or judicial declaration of incompetency of Borrower, if an individual; (vi) failure to pay, withhold or collect any tax as required by law; the service or filing against Borrower or any of its assets of any lien (other than a lien permitted in writing by the Bank), judgment, garnishment, order or award, other than a judgment, order or award for which Borrower is fully insured, if ten (10) days thereafter such judgment, order or awarded is not satisfied, vacated, bonded or stayed pending appeal; (vii) if Borrower becomes insolvent (however such insolvency is evidenced) or is generally not paying its debts as such debts become due; (viii) the making of any general assignment by Borrower for the benefit of creditors; the appointment of a receiver or similar trustee for Borrower or its assets; or the making of any, or sending notice of any intended, bulk sale; (ix) Borrower commences, or has commenced against it, any proceeding or request for relief under any bankruptcy, insolvency or similar laws now or hereafter in effect in the United States of America or any state or territory thereof or any foreign jurisdiction or any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against or winding up of affairs of Borrower; (x) any representation or warranty made in this Note, any related document, any agreement between Borrower and the Bank or any Affiliate or in any financial statement of Borrower proves to have been misleading in any material respect when made; Borrower omits to state a material fact necessary to make the statements made in this Note, any related document, any agreement between Borrower and the Bank or any Affiliate or any financial statement of Borrower not misleading in light of the circumstances in which they were made; or, if upon the date of execution of this Note, there shall have been any materially adverse change in any of the facts disclosed in any financial statement, representation or warranty that was not disclosed in writing to the Bank at or prior to the time of execution hereof; (xi) any pension plan of Borrower fails to comply with applicable law or has vested unfunded liabilities that, in the opinion of the Bank, might have a material adverse effect on Borrower’s ability to repay its debts; (xii) the occurrence of any event described in sub-paragraph (i) through and including (xi) hereof with respect to any endorser, guarantor or any other party liable for, or whose assets or any interest therein secures, payment of any of the amounts due under this Note (“Guarantor”); (xiii) there occurs any change in the management or ownership of Borrower or any Guarantor which is, in the opinion of the Bank, materially adverse to its interest and which remains uncorrected for thirty days after the Bank notifies Borrower of its opinion; (xiv) Borrower fails to supply new or additional collateral within ten days of request by the Bank; or (xv) the Bank in good faith deems itself insecure with respect to payment or performance of under this Note. All amounts hereunder shall become immediately due and payable upon the occurrence of Section 5(ix) above, or at the Bank’s option, upon the occurrence of any other Event of Default.

6. RIGHT OF SETOFF. The Bank shall have the right to set off against the amounts owing under this Note any property held in a deposit or other account with the Bank or any Affiliate or otherwise owing by the Bank or any Affiliate in any capacity to Borrower or any guarantor or endorser of this Note. Such set-off shall be deemed to have been exercised immediately at the time the Bank or such Affiliate elect to do so.

7. INABILITY TO DETERMINE LIBOR RATES, INCREASED COSTS, ILLEGALITY.

a. Increased Costs. If the Bank shall determine that, due to either (a) the introduction of any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the LIBOR) in or in the interpretation of any requirement of law or (b) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to the Bank of agreeing to make or making, funding or maintaining any loans based on LIBOR, then Borrower shall be liable for, and shall from time to time, upon demand therefor by the Bank and pay to the Bank such additional amounts as are sufficient to compensate the Bank for such increased costs.

©Manufacturers and Traders Trust Company, 2005

b. Inability to Determine Rates. If the Bank shall determine that for any reason adequate and reasonable means do not exist for ascertaining LIBOR for the Interest Period specified above, the Bank will give notice of such determination to Borrower. Thereafter, the Bank may not maintain the loan hereunder at the LIBOR Rate until the Bank revokes such notice in writing and, until such revocation, the Bank may convert the Applicable Rate from the LIBOR Rate to the Base Rate.

c. Illegality. If the Bank shall determine that the introduction of any law (statutory or common), treaty, rule, regulation, guideline or determination of an arbitrator or of a governmental authority or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other governmental authority has asserted that it is unlawful for the Bank to make loans at based on LIBOR then, on notice thereof by the Bank to Borrower, the Bank may suspend the maintaining of the loan hereunder at the LIBOR Rate until the Bank shall have notified Borrower that the circumstances giving rise to such determination shall no longer exist. If the Bank shall determine that it is unlawful to maintain the loan hereunder based on LIBOR, the Bank may convert the Applicable Rate from the LIBOR Rate to the Base Rate.

8. MISCELLANEOUS. This Note, together with any related loan and security agreements and guaranties, contains the entire agreement between the Bank and Borrower with respect to the Note, and supersedes every course of dealing, other conduct, oral agreement and representation previously made by the Bank. All rights and remedies of the Bank under applicable law and this Note or amendment of any provision of this Note are cumulative and not exclusive. No single, partial or delayed exercise by the Bank of any right or remedy shall preclude the subsequent exercise by the Bank at any time of any right or remedy of the Bank without notice. No waiver or amendment of any provision of this Note shall be effective unless made specifically in writing by the Bank. No course of dealing or other conduct, no oral agreement or representation made by the Bank, and no usage of trade, shall operate as a waiver of any right or remedy of the Bank. No waiver of any right or remedy of the Bank shall be effective unless made specifically in writing by the Bank. Borrower agrees that in any legal proceeding, a copy of this Note kept in the Bank’s course of business may be admitted into evidence as an original. This Note is a binding obligation enforceable against Borrower and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns. If a court deems any provision of this Note invalid, the remainder of the Note shall remain in effect. Section headings are for convenience only. Borrower hereby waives protest, presentment and notice of any kind in connection with this Note. Singular number includes plural and neuter gender includes masculine and feminine as appropriate.

9. NOTICES. Any demand or notice hereunder or under any applicable law pertaining hereto shall be in writing and duly given if delivered to Borrower (at its address on the Bank’s records) or to the Bank (at the address on page one and separately to the Bank officer responsible for Borrower’s relationship with the Bank). Such notice or demand shall be deemed sufficiently given for all purposes when delivered (i) by personal delivery and shall be deemed effective when delivered, or (ii) by mail or courier and shall be deemed effective three (3) business days after deposit in an official depository maintained by the United States Post Office for the collection of mail or one (1) business day after delivery to a nationally recognized overnight courier service (e.g., Federal Express). Notice by e-mail is not valid notice under this or any other agreement between Borrower and the Bank.

10. JOINT AND SEVERAL. If there is more than one Borrower, each of them shall be jointly and severally liable for all amounts which become due under this Note and the term “Borrower” shall include each as well as all of them.

11. GOVERNING LAW; JURISDICTION. This Note has been delivered to and accepted by the Bank and will be deemed to be made in the State of New York. This Note will be interpreted in accordance with the laws of the State of New York excluding its conflict of laws rules. BORROWER HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN THE STATE OF NEW YORK IN A COUNTY OR JUDICIAL DISTRICT WHERE THE BANK MAINTAINS A BRANCH, AND CONSENTS THAT THE BANK MAY EFFECT ANY SERVICE OF PROCESS IN THE MANNER AND AT BORROWER’S ADDRESS SET FORTH ABOVE FOR PROVIDING NOTICE OR DEMAND; PROVIDED THAT NOTHING CONTAINED IN THIS NOTE WILL PREVENT THE BANK FROM BRINGING ANY ACTION, ENFORCING ANY AWARD OR JUDGMENT OR EXERCISING ANY RIGHTS AGAINST BORROWER INDIVIDUALLY, AGAINST ANY SECURITY OR AGAINST ANY PROPERTY OF BORROWER WITHIN ANY OTHER COUNTY, STATE OR OTHER FOREIGN OR DOMESTIC JURISDICTION.  Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and Borrower. Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

12. WAIVER OF JURY TRIAL. BORROWER AND THE BANK HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY BORROWER AND THE BANK MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THIS NOTE OR THE TRANSACTIONS RELATED HERETO. BORROWER REPRESENTS AND WARRANTS THAT NO REPRESENTATIVE OR AGENT OF THE BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WILL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS JURY TRIAL WAIVER. BORROWER ACKNOWLEDGES THAT THE BANK HAS BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION.

☐ Amended and Restated Note. The Borrower acknowledges, agrees and understands that this Note is given in replacement of and in substitution for, but not in payment of, a prior note dated on or about ____________, ____, in the original principal amount of $__________, given by Borrower in favor of the Bank (or its predecessor-in-interest), as the same may have been amended or modified from time to time (“Prior Note”), and further, that: (a) the obligations of the Borrower as evidenced by the Prior Note shall continue in full force and effect, as amended and restated by this Note, all of such obligations being hereby ratified and confirmed by the Borrower; (b) any and all liens, pledges, assignments and security interests securing the Borrower’s obligations under the Prior Note shall continue in full force and effect, are hereby ratified and confirmed by the Borrower, and are hereby acknowledged by the Borrower to secure, among other things, all of the Borrower’s obligations to the Bank under this Note, with the same priority, operation and effect as that relating to the obligations under the Prior Note; and (c) nothing herein contained shall be construed to extinguish, release, or discharge, or constitute, create, or effect a novation of, or an agreement to extinguish, the obligations of the Borrower with respect to the indebtedness originally described in the Prior Note or any of the liens, pledges, assignments and security interests securing such obligations.

©Manufacturers and Traders Trust Company, 2005

Preauthorized Transfers from Deposit Account. If a deposit account number is provided in the following blank Borrower hereby authorizes the Bank to debit Borrower’s deposit account #_______________________________________ with the Bank automatically for any amount which becomes due under this Note.

Acknowledgment. Borrower acknowledges that it has read and understands all the provisions of this Note, including the Governing Law, Jurisdiction and Waiver of Jury Trial, and has been advised by counsel as necessary or appropriate.

TAX ID/SS	# 16-0397420	CORNING NATURAL GAS CORPORATION

		By:	/s/ Michael I. German
Name: Michael I. German
Title: President

Signature of Witness

Typed Name of Witness

ACKNOWLEDGMENT

STATE OF NEW YORK	)
:SS.
COUNTY OF BROOME	)

On __________ day of May, in the year 2008, before me, the undersigned, a Notary Public in and for said State, personally appeared MICHAEL I. GERMAN, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

FOR BANK USE ONLY

Authorization Confirmed:
Product Code: 22660
Disbursement of Funds:

Credit A/C	#	Off Ck	#	Payoff Obligation	#

	$		$		$

©Manufacturers and Traders Trust Company, 2005